Exhibit 3.60

BYLAWS FOR THE REGULATION, EXCEPT AS
OTHERWISE PROVIDED BY STATUTE OR ITS
ARTICLES OF INCORPORATION, OF

PYROPOWER OPERATING SERVICES COMPANY, INC.

ARTICLE I

Offices

Section 1.   Principal Executive Office.  The principal executive office of the corporation is hereby fixed at: 8925 Rehco Road, San Diego, California 92121. The board of directors is hereby granted full power and authority to change said principal executive office from one location to another, whether within or outside the State of California.  If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall fix a principal business office in the State of California.  Any change in the location or locations fixed as set forth above shall be noted on the bylaws by the secretary, opposite this section, or this section may be amended to state the new location or locations.

Section 2.   Other Offices.  Other business offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

ARTICLE II

Meetings of Shareholders

Section 1.   Place of Meetings.  All annual or other meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated either by the board of directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the secretary of the corporation.

Section 2.   Annual Meeting.  The annual meeting of shareholders shall be held on such date and at such time in each year as may be fixed from year to year by the board of directors.  At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

Section 3.   Special Meetings.   Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the General Corporation Law and the articles of incorporation of this corporation, may be called at any time by the chairman of the board or the president, or by the board of directors, or by one or more shareholders holding not less than ten percent (10%) of the votes entitled to be cast at the meeting.  Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the chairman of the board, president, vice president or secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request.  Such notice shall be in accordance with the provisions of Sections 4 and 5 of this Article II.  If the officer does not cause notice to be given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give notice.

Section 4.   Notice of Shareholders’ Meetings.   All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management Intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the General Corporation Law, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of that Law, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Law, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Law, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Law, the notice shall also state the general nature of that proposal.

Section 5.   Manner of Giving Notice; Affidavit Of Notice.   Written notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.  Such affidavit shall be prima facie evidence of the giving of the notice.

Section 6.   Quorum.  The presence in person or by proxy of the persons entitled to vote a majority of the voting shares of any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7.   Adjourned Meeting and Notice Thereof.   Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 6 above.

When any shareholders’ meeting, either annual or special, is adjourned for forty-five (45) days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

Section 8.   Voting.   The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section l(a) of Article VI, subject to the provisions of Sections 702 and 704, inclusive, of the General Corporation Law (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership). Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the articles of incorporation. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. No shareholder shall be entitled to cumulative votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice, at the meeting prior to the voting, of such shareholders’ intention to cumulate his votes. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

Section 9.  Validation of Defectively Called or Noticed Meetings.  The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof, is signed either before or after the meeting, by each of the persons entitled to vote, not present in person or by proxy, or who, though present, has at the beginning of the meeting properly objected to the transaction of any business because the meeting was not lawfully called or convened or to the transaction of particular matters of business legally required to be included in the notice, but not so included. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10.   Action Without Meeting.    Directors may be elected without a shareholders’ meeting by a consent in writing, setting forth the action so taken, signed by all persons entitled to vote for the election of directors; provided, however, that the foregoing shall not limit the power of directors to fill vacancies in the board of directors, and that a director may be elected to fill a vacancy not filled by the directors by written consent in the manner provided by the General Corporation Law.

Any other action which, under any provision of the General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing.

(a)                                  Notice of any shareholder approval of any of the following actions, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval:  (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the corporation as authorized by Article V of these bylaws, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

(b)                                 Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent.

Notices required by subparagraphs (a) and (b) above shall be given to those shareholders entitled to vote who have not consented in writing.  Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 5 of this Article II.

All written consents shall be filed with the secretary of the corporation. Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

Section 11.   Proxies.  Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Any proxy duly executed which does not state that it is irrevocable is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. The revocability of a proxy which states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the General Corporation Law.

Section 12.   Inspectors of Election.  In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder’s proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

The duties of such inspectors shall be as prescribed by Section 707 of the General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents, determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

Directors

Section 1.  Powers.  Subject to limitations of the articles of incorporation and of the General Corporation Law as to action to be authorized or approved by the shareholders or by the outstanding shares, and subject to the duties of directors as prescribed by the bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

First - To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or the bylaws, fix their compensation and require from them security for faithful service.

Second - To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the articles of incorporation or the bylaws, as they may deem best.

Third - To change the principal executive office and principal office for the transaction of the business of the corporation from one location to another as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 2, hereof; to designate anyplace within or without the State of California for the holding of any shareholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth - To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful.

Fifth - To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Sixth - To designate an executive and other committees in accordance with Section 15 of this Article III.

Section 2.  Number and Qualification of Directors.  The number of directors of the corporation shall be four (4) until changed by an amendment of the articles of incorporation or by a bylaw amending this Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the authorized number of directors below five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

Section 3.  Election and Term of Office.  The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected and qualified, subject to the General Corporation Law and the provisions of these bylaws with respect to vacancies on the board.

Section 4.  Vacancies.  A vacancy in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy in the board of directors created by the removal of a director by the vote or written consent of the shareholders or by court order may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the board of directors accept the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5.  Place of Meeting.  Regular meetings of the board of directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal executive office.

Section 6.  Organization Meeting.  Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board of directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

Section 7.   Other Regular Meetings.  Other regular meetings of the board of directors shall be held without call on such dates and at such times as may be fixed from time to time by the board; provided, however, that should said day fall upon a legal holiday then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the board of directors is hereby dispensed with.

Section 8.  Special Meetings.  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, telegraph or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4)days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone or telegraph, it shall be so delivered at least forty-eight(48) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such director.

Any notice shall state the date, place and hour of the meeting.

Section 9.  Action Without Meeting.  Any action by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board and shall have the same force and effect as a unanimous vote of such directors.

Section 10.  Action at a Meeting: Quorum and Required Vote.  Presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided.  Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the articles of incorporation, or by these bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

Section 11.  Validation of Defectively Called or Noticed Meetings.  The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12.  Adjournment.  A majority of the directors present at any meeting, whether or not constituting a quorum, may adjourn the meeting to another time and place.

Section 13.  Notice of Adjournment.  If any meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 14.  Fees and Compensation.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for these services.

Section 15.  Committees of Directors.

(a) Formation and Powers of Committees. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(i)  the approval of any action which, under the General Corporation Law also requires shareholders’ approval or approval of the outstanding shares;

(ii)  the filling of vacancies on the board of or in any committee;

(iii)  the fixing of compensation of the directors for serving on the board or on any committee;

(iv)  the amendment or repeal of bylaws or the adoption of new bylaws;

(v)  the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(vi)  a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(vii) the appointment of any other committees of the board of directors or the members of these committees.

(b) Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of this Article III, Sections 5 (place of meetings), 7 (regular meetings), 8 (special meetings), 9 (action without meeting), 10 (action at meeting), 11 (validation of defectively called or noticed meetings), 12 (adjournment) and 13 (notice of adjournment), with such changes in the context of these bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that:

(i)           Written notice of the time and place of special meetings of any committee may be delivered personally to each committee member or communicated to each committee member by telephone or telegraph at least twenty-four (24) hours prior to the time of the holding of the meeting. Such telegraphing or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to said committee member; and

(ii)        Notice of special meetings of any committee also shall be given to all alternate committee members, who shall have the right to attend all meetings of the committee.

The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE IV

Officers

Section 1.  Officers.  The officers of the corporation shall be a president, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. One person may hold two or more offices, except that the offices of president and secretary shall not be held by the same person.

Section 2.  Election.  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3.  Subordinate Officers, Etc.  The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

Section 4.  Removal and Resignation.  Any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).

Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation, without prejudice however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

Section 6.  Chairman of the Board.  The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as maybe from time to time assigned to him by the board of directors or prescribed by the bylaws.

Section 7.  President.  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation.  He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors.  He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers, and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

Section 8.  Vice Presidents.  In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president.  The vice presidents shall have the general powers, and duties of management usually vested in the office of vice president of a corporation, and shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors or the bylaws.

Section 9.  Secretary.  The secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the board of directors may order, a book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and shall keep the seal of the corporation in safe custody. The secretary shall have the general powers, and duties of management usually vested in the office of secretary of a corporation, and shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors or the bylaws.

Section 10.  Assistant Secretary.  In the absence or disability of the secretary, the assistant secretary designated by the board of directors shall perform all the duties of the secretary, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the secretary. The assistant secretary shall have the general powers, and duties of management usually vested in the office of assistant secretary of a corporation, and shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors or the bylaws.

Section 11.  Treasurer.  The treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all transactions as treasurer and of the financial condition of the corporation. The treasurer shall have the general powers, and duties of management usually vested in the office of treasurer of a corporation, and shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors or the bylaws.

ARTICLE V

Indemnification

Section 1.  Power of Indemnification.  The corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation and shall advance to such agent expenses incurred in defending any such proceeding upon receipt of an undertaking to repay such advances if it is ultimately determined that the agent is not entitled to be indemnified, provided that such indemnity shall be limited as provided in the articles of incorporation. For purposes of the section an “Agent” of the corporation includes any person who us or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Section 2.  Insurance.  If approved by the board of directors of this corporation, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not this corporation would have the power to indemnify the agent against such liability under the provisions of this section.

ARTICLE VI

Miscellaneous

Section 1.  Record Date.

(a)  For Shareholder Notice, Voting and Giving Consents. For purposes of determining shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, not withstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the General Corporation Law.

If the board of directors does not so fix a record date:

(i)  The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(ii)  the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given, or when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

(b)  For Purposes Other Than Notice, Voting and Giving Consents. For purposes of determining the shareholders entitled to receive any report, to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the report, dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Corporation Law.

If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, which ever is later.

Section 2.  Inspection of Corporate Records.  The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the board or committees of the board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

A shareholder or shareholders holding at least five (5) percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one (1) percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation and to obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiaries. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 4.  Annual and Other Reports.  The annual report to shareholders referred to in Section 1501 of the General Corporation Law is hereby expressly waived, but, nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as it considers appropriate.

A shareholder or shareholders holding at least five (5) percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year. The corporation shall use its best efforts to deliver the statement to the person making the request within thirty (30) days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

The corporation shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of the period. The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

Section 5.  Execution of Contracts. Etc.  Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the chairman of the board, the president or any vice president, and the secretary, any assistant secretary, the treasurer or any assistant treasurer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the board and, unless so authorized by the board, no other officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 6.  Certificate for Shares.  Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the General Corporation Law, the Corporate Securities Law of 1968, the federal securities laws, and any agreement between the corporation and the issue thereof.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the California Commercial Code.

Section 7.  Representation of Shares of Other Corporations.  The president or any vice president and the secretary or any assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 8.  Inspection of Bylaws.  The corporation shall keep in its principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California (or otherwise provide upon written request of any shareholder) the original or a copy of the bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 9. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

ARTICLE VII

Amendments

Section 1.  Power of Shareholders.  New bylaws maybe adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written consent of shareholders entitled to vote such shares, except as otherwise provided by law or by the articles of incorporation.

Section 2.  Power of Directors.  Subject to the right of shareholders as provided in Section 1 of this Article VII to adopt, amend or repeal bylaws, bylaws other than a bylaw or amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by the board of directors.